Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Cingulate Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share	Other	102,331	(2)	$1.18	(3)	$120,750.58	(3)	0.0001476	$17.83
Equity	Common Stock, $0.0001 par value per share	Other	15,269 (4)		$1.0975	(5)	$16,757.73	(5)	0.0001476	$2.47
Total Offering Amounts					—		$137,508.31			$20.30
Total Fee Offsets										——
Net Fees Due										$20.30

(1)	Represents shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”) issuable under the Registrant’s 2021 Omnibus Equity Incentive Plan (the “Equity Plan”) by operation of the Equity Plan’s “evergreen” provision. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also be deemed to cover any additional shares of Common Stock that may from time to time be offered or issued under the Equity Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions that increases the number of outstanding shares of Common Stock.

(2)	Consists of shares of Common Stock that may be issued upon exercise of stock options granted pursuant to the Equity Plan (the “Stock Options”) outstanding as of the date of this registration statement.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares issuable upon the exercise of the Stock Options are based upon the weighted average exercise price of the Stock Options.

(4)	Represents 15,269 shares of Common Stock reserved for future issuance under the Equity Plan that are not subject to outstanding options.

(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low prices per share of the Registrant’s Common Stock on March 28, 2024, as reported by The Nasdaq Stock Market.